SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



                Date of Report:  January 12, 1999
                (Date of earliest event reported)



                        INTEL CORPORATION
     (Exact name of registrant as specified in its charter)



      Delaware               0-6217              94-1672743
     (State of          (Commission File        (IRS Employer
   incorporation)           Number)          Identification No.)



     2200 Mission College Blvd., Santa Clara, CA 95052-8119
            (Address of principal executive offices)



                         (408) 765-8080
      (Registrant's telephone number, including area code)

Item 5.        OTHER EVENTS

         5.1 Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter and the year ended December 26, 1998 and forward-looking statements relating to 1999 and the 1st Quarter of 1999, as presented in a press release of January 12, 1999.

Item 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

         (c)   Exhibits

               99.1 Financial information for Intel Corporation for the quarter and the year ended December 26, 1998 and forward-looking statements relating to 1999 and the 1st Quarter of 1999.

                            SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTEL CORPORATION
                                (Registrant)

Date: January 12, 1999     By:  /s/Andy D. Bryant
                                ---------------------------
                                Andy D. Bryant
                                Vice President, Chief Financial
                                Officer and Principal Accounting
                                Officer

EXHIBIT 99.1


              INTEL REPORTS RECORD QUARTERLY REVENUE,
                        NET INCOME AND EPS
            Twelfth Consecutive Year of Revenue Growth

SANTA CLARA, Calif., Jan.12, 1999 - Intel Corporation set new quarterly records for revenue, net income, earnings per share and microprocessor unit shipments, the company said today. Seasonally strong demand for Intel's P6 micro architecture products in the second half lifted the company's total 1998 revenue to a new annual record.

      Revenue totaled $26.3 billion in 1998, up 5 percent from the prior record of $25.1 billion in 1997. Net income was $6.1 billion, down 13 percent from $6.9 billion in 1997. Earnings per share of $3.45 declined 11 percent from $3.87 per share in 1997.

      Record fourth quarter revenue of $7.6 billion was up 17 percent from fourth quarter 1997 revenue of $6.5 billion. Fourth quarter revenue was up 13 percent from third quarter 1998 revenue of $6.7 billion.

      Record fourth quarter net income of $2.1 billion was up 18 percent from fourth quarter 1997 net income of $1.7 billion. Net income in the fourth quarter was up 32 percent from third quarter 1998 net income of $1.6 billion.

      Record fourth quarter earnings per share of $1.19 increased 21 percent from $0.98 in the fourth quarter of 1997 and rose 34 percent from $0.89 in the third quarter of 1998.

      "Intel achieved its 12th consecutive year of revenue growth in spite of the challenges of a turbulent market in 1998," said Dr. Craig R. Barrett, president and chief executive officer. "During the fourth quarter we achieved record revenue in the Americas, Europe and Asia-Pacific.

      "Intel enters 1999 with a first quarter roadmap offering new products in every segment of the computer market. This quarter we will launch Pentium(R) III and Pentium III Xeon(TM) processors, the first products in the next generation of Intel Architecture microprocessors. On the manufacturing front we will soon begin the transition to 0.18 micron, the next generation of process technology.

      "The investments of the last year in new product development and productivity improvement have strengthened the company and positioned it well for a market that will continue to be competitive and dynamic," Barrett said.

      During the quarter, the company paid its regular quarterly cash dividend of $0.04 per share. The dividend was paid on Dec. 1, 1998, to stockholders of record on Nov. 7, 1998.

This is an increase from the previous $0.03 per share quarterly dividend. Intel has paid a regular quarterly cash dividend for six years, and the dividend has been increased in each of the past five years.

      In  the  fourth quarter, the company repurchased a total  of
16.5 million shares of common stock at a cost of $1.5 billion. For the full year, the company repurchased 80.9 million shares at a cost of $6.7 billion. Since the program began in 1990, the company has repurchased 294.3 million shares at a total cost of $13.6 billion.

                         INTEL CORPORATION
             CONSOLIDATED SUMMARY FINANCIAL STATEMENTS
              (In millions, except per share amounts)

INCOME                         Three Months         Twelve Months
                                  Ended                 Ended
                            -----------------     -----------------
                            Dec.26,    Dec.27,    Dec.26,   Dec.27,
                              1998      1997       1998       1997
                            -------    -------    -------   -------

NET REVENUE                  $ 7,614   $ 6,507    $26,273    $25,070
                             -------   -------    -------    -------
Cost of sales                  3,176     2,691     12,144      9,945

Research and development         674       605      2,509      2,347

Marketing, general and
 administrative                  928       818      3,076      2,891

Purchased in-process
 research and development        ---       ---        165        ---
                             -------   -------    -------    -------
Operating costs and
 expenses                      4,778     4,114     17,894     15,183
                             -------   -------    -------    -------
OPERATING INCOME               2,836     2,393      8,379      9,887

Interest and other               244       201        758        772
                             -------   -------    -------    -------
INCOME BEFORE TAXES            3,080     2,594      9,137     10,659

Income taxes                   1,016       851      3,069      3,714
                             -------   -------    -------    -------
NET INCOME                   $ 2,064   $ 1,743    $ 6,068    $ 6,945
                             =======   =======    =======    =======
BASIC EARNINGS PER SHARE     $  1.24   $  1.07    $  3.64    $  4.25
                             =======   =======    =======    =======
DILUTED EARNINGS PER SHARE   $  1.19   $  0.98    $  3.45    $  3.87
                             =======   =======    =======    =======
COMMON SHARES OUTSTANDING      1,663     1,633      1,668      1,635

COMMON SHARES
 ASSUMING DILUTION             1,739     1,785      1,759      1,795

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

BALANCE SHEET                            At         At         At
                                       Dec.26,    Sep.26,   Dec.27,
                                        1998       1998       1997
                                       -------    -------   -------
CURRENT ASSETS

Cash and short-term
 investments                           $ 7,626    $ 8,687    $ 9,927

Accounts receivable                      3,527      3,636      3,438

Inventories:
 Raw materials                             206        258        255
 Work in process                           795        879        928
 Finished goods                            581        441        514
                                       -------    -------    -------
                                         1,582      1,578      1,697
                                       -------    -------    -------
Deferred tax assets and other              740        812        805
                                       -------    -------    -------
 Total current assets                   13,475     14,713     15,867

Property, plant and
 equipment, net                         11,609     11,863     10,666

Long-term investments                    5,365      1,789      1,839

Other assets                             1,022      1,023        508
                                       -------    -------    -------
 TOTAL ASSETS                          $31,471    $29,388    $28,880
                                       =======    =======    =======
CURRENT LIABILITIES

Short-term debt                        $   159    $   192    $   322

Accounts payable and
 accrued liabilities                     4,081      3,795      4,017

Deferred income on
 shipments to distributors                 606        471        516

Income taxes payable                       958        798      1,165
                                       -------    -------    -------
 Total current liabilities               5,804      5,256      6,020

LONG-TERM DEBT                             702        583        448

DEFERRED TAX LIABILITIES                 1,387      1,162      1,076

PUT WARRANTS                               201        588      2,041

STOCKHOLDERS' EQUITY

Common Stock and capital
 in excess of par value                  4,822      4,775      3,311

Retained earnings                       18,555     17,024     15,984
                                       -------    -------    -------
 Total stockholders' equity             23,377     21,799     19,295
                                       -------    -------    -------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $31,471    $29,388    $28,880
                                       =======    =======    =======